UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2022

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COMMUNITY WEST BANCSHARES

(Exact name of registrant as specified in its charter)

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California	000-23575	77-0446957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue

Goleta, California 93117

(Address of Principal Executive Offices) (Zip Code)

(805) 692-5821

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBC	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of New Principal Officer

Community West Bancshares (Company) announced the naming of William F. Filippin to serve as President and Chief Credit Officer of the Company’s wholly-owned subsidiary, Community West Bank N.A. commencing on February 1, 2022.  A copy of the press release announcing Mr. Filippin’s naming is filed herewith as Exhibit 99.1.

There has been no transactions, involving any relationship between the Company and Mr. Filippin involving an amount that will exceed $120,000 (a “related party transaction”) other than regarding his current compensation arrangements.

There are no family relationships between Mr. Filippin and any of the directors and executive officers of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements. – not applicable
(b) Pro forma financial statements. – not applicable
(c) Shell Company Transactions. – not applicable
(d) Exhibits

The following exhibit is being furnished herewith:

99.1        Press Release dated January 31, 2022, titled “William F. Filippin Named President and Chief Credit Officer of Community West Bank.”

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY WEST BANCSHARES

Date: January 31, 2022	By:	/s/ Richard Pimentel
Richard Pimentel
Executive Vice President and Chief Financial Officer